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                                                                   EXHIBIT 99(d)

                         CENTRAL PHARMACY SERVICES, INC.
                         -------------------------------
                             1993 STOCK OPTION PLAN
                             ----------------------

                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

                  1.1 DEFINED TERMS. As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

                  (1) "Board" shall mean the Board of Directors of the Company.

                  (2) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (3) "Committee" shall mean a committee designated by the Board. Should the Board not designate the Committee, the references herein to the Committee shall be deemed to mean the Board.

                  (4) "Company" shall mean Central Pharmacy Services, Inc., a Georgia corporation.

                  (5) "Disabled Person" shall mean an employee of the Company or any Subsidiary who, as determined by a licensed physician acceptable to the Committee and evidenced by a certificate to the Company, is completely unable to engage in his regular occupation by reason of any physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that the determination of the Committee in its sole discretion as to the classification of an employee as a Disabled Person shall be final.

                  (6) "Fair Market Value" shall mean the fair market value of the Stock as determined in good faith by the Committee for the date in question.

                  (7) "Incentive Stock Option" shall mean an option to purchase any stock of the Company that complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

                  (8) "Nonstatutory Stock Option" shall mean an option to purchase any stock of the Company that does not qualify for treatment as an Incentive Stock Option under Section 422 of the Code.

                  (9) "Option" shall mean either an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the provisions of Article VI hereof.

                  (10) "Optionee" shall mean a person to whom an Option has been granted hereunder.



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                  (11) "Plan" shall mean the Central Pharmacy Services, Inc.
         1993 Stock Option Plan, the terms of which are set forth herein.

                  (12) "Predecessor" shall mean any corporation coming within the definition of the term "predecessor corporation" contained in Treasury Regulations promulgated under Section 422 of the Code.

                  (13) "Stock" or "Shares" shall mean the common stock, $.01 par value per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

                  (14) "Stock Option Agreement" shall mean a written document evidencing an Option grant by the Company to the Optionee under which the Optionee may purchase Stock under the Plan.

                  (15) "Subsidiary" means any corporation limited liability company or other entity (other than the Company) in an unbroken chain of corporations, limited liability companies or other entities beginning with the Company if each of such corporations, limited liability companies or other entities owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other corporations, limited liability companies or other entities in such chain.

                                  ARTICLE II.
                                    THE PLAN
                                    --------

                  2.1 NAME. This Plan shall be known as the "Central Pharmacy Services, Inc. 1993 Stock Option Plan."

                  2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording selected employees of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options to purchase stock in the Company so that Optionees will be provided with an incentive to achieve the Company's objectives through participation in its success and growth and so that Optionees will be encouraged to continue their employment with the Company or one of its Subsidiaries.

                  2.3 EFFECTIVE DATE. The Plan shall become effective on _________________, 1993; provided, however, that if the Plan is not, within twelve (12) months before or after the date on which the Plan is adopted by the Board, (i) approved by the holders of a majority of the shares of stock of the Company represented at a meeting and entitled to vote thereon or (ii) otherwise approved by the Company's stockholders in accordance with the requirements of Treas. Reg. ss. l.422-5, the Plan and any Options granted thereunder shall terminate and become null and void.

                  2.4 TERMINATION DATE. Subject to Section 2.3 hereof, the Plan shall terminate and no further Options shall be granted hereunder upon the tenth
(10th) anniversary of the date



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on which the Plan is adopted by the Board or the date on which the Plan is approved by the Company's shareholders, whichever first occurs.

                                  ARTICLE III.
                                  PARTICIPANTS
                                  ------------

                  Employees, including, without limitation, executive personnel and other officers (including, without limitation, officers who are also directors, except as otherwise provided in Section 4.1 below) of the Company or any Subsidiary shall be eligible for selection as participants in the Plan. The Committee may grant Options to any eligible employee as it may determine from time to time in its sole discretion.

                                  ARTICLE IV.
                                 ADMINISTRATION
                                 --------------

                  4.1 DUTIES AND POWERS OF COMMITTEE. The Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee and shall fill any vacancy on the Committee. The foregoing notwithstanding, if the Company registers any of its equity securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the following provisions shall apply: The Committee administering the Plan shall consist of not less than two disinterested directors of the Company. For purposes of this Section 4.1, a disinterested director is a member of the Board who (a) is not the time he or she exercises discretion administering this Plan and has not at any time within one year before that time been awarded equity securities of the Company under any plan of the Company or (b) otherwise meets the definition of "disinterested person" set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. Subject to the express provisions of the Plan, the Committee shall have the discretion and authority to determine to whom from among the eligible persons an Option will be granted, the time or times at which each Option may be exercised, the number of shares of Stock subject to each Option and the terms and conditions of each Stock Option Agreement. Subject to the express provisions of the Plan, the grant of an Option by the Committee shall be final and shall not be subject to approval by any other party. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and requirements relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. No member of the Board or the Committee shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. The determination of the Committee on the matters referred to in this Section shall be conclusive.

                  Any and all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors.




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                  4.2 MAJORITY RULE. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all the members of the Committee shall constitute the action of the Committee.

                                   ARTICLE V.
                         SHARES OF STOCK SUBJECT TO PLAN
                         -------------------------------

                  5.1 LIMITATIONS. Subject to adjustments pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall not exceed an aggregate of 23,239 shares. Shares subject to an Option may be either authorized but unissued shares or shares issued and reacquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised shall not again be available for Options hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised, the shares of Stock allocable to any unexercised portion of such Option may again be subjected to an Option granted under the Plan.

                  5.2 ANTIDILUTION. In the event that the outstanding shares of Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, stock dividend, split-up, split-off, spin-off, exchange of shares, issuance of rights to subscribe or change in capital structure:

                  (1) The aggregate number and kind of shares of Stock on which Options may be granted hereunder shall be adjusted appropriately; provided, however, that the aggregate numbers of shares that may be issued under the Plan may not be increased thereby except for an increase merely reflecting a change in capitalization such as a stock dividend or stock split-up; and

                  (2) The rights under outstanding Options granted hereunder, both as to the manner of subject shares and the Option price, shall be adjusted appropriately.

                  The foregoing adjustments and the manner of application thereof shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                                   ARTICLE VI.
                                     OPTIONS
                                     -------

                  6.1 OPTION GRANT. Each Option granted hereunder shall be evidenced by minutes of a meeting of the Committee or the written consent of the Committee, and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the



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Optionee. As to each grant hereunder, the terms of the Option, including the
Option's duration, time or times of exercise, and exercise price shall be stated in the Stock Option Agreement. The Stock Option Agreement shall clearly identify whether the Options granted are Incentive Stock Options or Nonstatutory Stock Options. If an Incentive Stock Option and a Nonstatutory Stock Option are issued together, the right of the Optionee to exercise or surrender one such Option shall not be conditioned on his or her surrender of, or failure to exercise, the other Option. The terms and conditions of the Option shall be consistent with the Plan.

                  6.2 OPTIONEE LIMITATIONS.

                  (1) The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option would be granted, owns or is considered to own stock representing ten percent (10%) of the total combined voting power of all classes of stock of the Company provided, however, that this limitation shall not apply if at the time an Incentive Stock Option would be granted, the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Option by its terms would not be exercisable after five (5) years from the date on which the Incentive Stock Option is granted. For purposes of the immediately preceding sentence, a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein.

                  (2) To the extent that the aggregate Fair Market Value of Stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 6.2(b), the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted.

                  6.3 OPTION PRICE. The per share Option price of the stock subject to each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Stock on the date the Option is granted. The per share Option price of the Stock subject to each Nonstatutory Stock Option shall be determined by the Committee and may be less than the Fair Market Value of the Stock on the date the Option is granted.

                  6.4 EXERCISE PERIOD.

                  (1) The period of the exercise of such Option shall be determined by the Committee, but in no instance shall the exercise period for an Incentive Stock Option exceed ten (10) years from the date of grant of the Option. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.



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                  (2) Subject to the provisions contained in the final paragraph of this Section 6.4(b), all Options, notwithstanding any vesting provisions in respect thereof to the contrary, shall be deemed immediately exercisable in full upon a Change of Control, and in respect of the exercise of Options in connection with a Change of Control shall be exercisable in full immediately prior thereto. As used herein, any of the following events shall constitute a Change of
         Control:

                           (i) The Company is merged or consolidated or
                  reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

                           (ii) The Company sells or otherwise transfers all or
                  substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of shares of Common Stock of the Company immediately prior to such sale or transfer;

                           (iii) During such time as the Common Stock of the
                  Company is then registered under the Securities Exchange Act of 1934 (the "Exchange Act"), there is a report filed on
                  Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;

                           (iv) During such time as the Common Stock of the
                  Company is then registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                           (v) If during any period of two consecutive years,
                  individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.




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                  Notwithstanding the foregoing provisions of subparagraphs
         (iii) and (iv) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (A) solely because (x) the Company;
         (y) a Subsidiary; or (z) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (B) solely because of a change in control of any Subsidiary. As used hereinabove, "Voting Power" means the total votes relating to the outstanding securities entitled to vote generally in the election of Directors, and "Directors" means members of the Board of Directors.

                  Notwithstanding the occurrence of a Change of Control, no Options to the extent then not exercisable shall become exercisable by reason of the provisions of this Section 6.4(b) if the transaction by which the Change of Control is effected is to be accounted for as a pooling-of-interests under APB Opinion 16, and the Company, based upon advice or information supplied by the Company's independent accountants, the independent accountants for the other party to such combination or the Securities and Exchange Commission, determines that the operation of the provisions of this Section 6.4(b) could prevent such transaction from being accounted for as a pooling-of-interests.

                  6.5 OPTION EXERCISE. Unless otherwise provided in the Stock Option Agreement, an Option shall be exercisable in whole or in part at any time prior to expiration of the Option. The Committee shall have the authority in its sole discretion to prescribe in any Stock Option Agreement that the Option may be exercised in installments during the term of the Option and to further condition an Optionee's right to exercise all or any portion thereof.

                  (1) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares of Stock that have become purchasable under the provisions of the Option, but not at any time as to fewer than one hundred (100) shares unless the remaining shares that are purchasable are fewer than one hundred
         (100) shares. The Option price is to be paid in full in cash upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made; provided, however, that in lieu of cash, an Optionee may, to the extent permitted by the Stock Option Agreement at the date of grant, exercise his Option in whole or in part by tendering to the Company shares of Stock owned by him and having a Fair Market Value equal to the Option Price applicable to his Option, or a combination of cash and said shares. The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued or transferred to him upon the exercise of his Option.




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                  (2) An Option shall be exercised by written notice of exercise of the Option with respect to a specified number of shares of Stock delivered to the Company at its principal office, together with payment in full to the Company in accordance with Section 6.5(a) at its principal office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option price, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of such exercise or disposition. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Optionee, upon such terms and conditions as the Committee shall prescribe.

                  6.6 NONTRANSFERABILITY OF OPTION. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option shall be exercisable only by him.

                  6.7 TERMINATION OF SERVICE. Except as otherwise provided in
Section 6.8 hereof, in the event of termination of the employment of an Optionee by the Company or any Subsidiary (provided the Optionee is not employed by any other Subsidiary of the Company) for any reason, including retirement, any Option held by him, to the extent not theretofore exercised, shall forthwith terminate unless the Committee, in its sole discretion, provides in the Stock Option Agreement that the Option shall be exercisable after such termination (but only to the extent of the number of shares of Stock with respect to which the Option may be exercised at the date of his termination of employment), and, provided further, that in no event shall any Stock Option Agreement provide for the extension of the period during which the Option may be exercised beyond the earlier of (i) the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement, or (ii) twelve (12) months from the date of termination.

                  Nothing in the Plan or in any Option shall confer on any person any right to continue in the employ of the Company or any Subsidiary or shall interfere in any way with any right the Company or any Subsidiary may have to terminate his employment at any time.

                  6.8 DEATH OR DISABILITY OF HOLDER OF OPTION. In the event any person dies or becomes a Disabled Person while he is an employee of the Company, or any Subsidiary, any Option created pursuant to the Plan held by him may be exercised (but only to the extent of the number of shares with respect to which the Option may be exercised at the time of his disability or death) by him or his legatee or legatees under his will, or by his personal representative or distributees, within twelve (12) months following the date of his termination of employment due to disability or death, or such shorter period as may be specified in the Stock Option Agreement, but in no event after the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement.

                  If an Option granted hereunder shall be exercised by the legal representative of a deceased, disabled or former employee or director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death or disability of any employee or former employee, written notice of such exercise shall be accompanied by a



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certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                                  ARTICLE VII.
                               STOCK CERTIFICATES
                               ------------------

                  The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

                  (1) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

                  (2) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its discretion deem necessary or advisable; and

                  (3) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

                                 ARTICLE VIII.
                             PURCHASE FOR INVESTMENT
                             -----------------------

                  Except as hereafter provided, the Board may require as a condition of issuance of any Shares pursuant to this Plan that the holder of an Option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become affective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, if required by the Company, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current.




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                                  ARTICLE IX.
                                     LEGENDS
                                     -------

                  The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Company and the Optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Stock Option granted under the Plan.

                                   ARTICLE X.
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN
                 -----------------------------------------------

                  The Board may at any time, upon recommendation of the committee and notwithstanding Section 2.4 hereof, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board, without approval of the shareholders of the Company, may not adopt any amendment to the Plan if the amendment would:

                  (1) increase the total number of shares of Stock that may be issued pursuant to the Plan except as contemplated in Section 5.2 hereof;

                  (2) materially increase the benefits accruing to participants in the Plan; or

                  (3) materially modify the requirements as to eligibility for participation in the Plan.

                  Notwithstanding the foregoing, the Board shall not terminate, amend or modify the Plan in any manner so as to effect the price of the shares of Stock purchasable pursuant to any Option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted.

                                  ARTICLE XI.
                    RELATIONSHIP TO OTHER COMPENSATION PLANS
                    ----------------------------------------

                  The adoption of the Plan shall not affect any other stock Option, incentive or other compensation plans in effect for the Company, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees.




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                                  ARTICLE XII.
                                  MISCELLANEOUS
                                  -------------

                  12.1 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

                  12.2 NUMBER AND GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

                  12.3 HEADINGS. Headings of articles and paragraphs hereof are inserted for convenience and reference only and constitute no part of the Plan.

                  12.4 APPLICABLE LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles regarding conflicts of laws.

                  12.5 RESTRICTED SHARES. Any and all shares of Stock issued pursuant to the terms of this Plan shall be subject to the terms and conditions of any agreement between the Optionee or grantee issued such shares and the Company with respect to such shares.



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